Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them in a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.00005 per share, of MaxPoint Interactive, Inc., a Delaware corporation, and that this agreement shall be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the 2nd day of March, 2016.

/s/ Tom A. Alberg
MADRONA VENTURE FUND IV, LP		Tom A. Alberg

By:	Madrona Investment Partners IV, LP
	its General Partner	/s/ Paul B. Goodrich
Paul B. Goodrich
By:	Madrona IV General Partner, LLC,
its General Partner
/s/ Scott Jacobson
By	/s/ Troy Cichos	Scott Jacobson
Its Authorized Signatory

MADRONA VENTURE FUND IV-A, LP		/s/ Len Jordan
Len Jordan
By:	Madrona Investment Partners IV, LP
its General Partner
/s/ Matthew S. McIlwain
By:	Madrona IV General Partner, LLC,	Matthew S. McIlwain
its General Partner

By	/s/ Troy Cichos	/s/ Tim Porter
Its Authorized Signatory		Tim Porter

MADRONA INVESTMENT PARTNERS IV, LP

By:	Madrona IV General Partner, LLC,
its General Partner

By	/s/ Troy Cichos
Its	Authorized Signatory

MADRONA IV GENERAL PARTNER, LLC

By	/s/ Troy Cichos
Its	Authorized Signatory